                                                                     EXHIBIT 4.4



               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO PACIFICARE HEALTH SYSTEMS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH SECTION 2.07 OF THE INDENTURE.

                         PACIFICARE HEALTH SYSTEMS, INC.

                          10 3/4% Senior Note due 2009

                                                             CUSIP 695112


No.1                                                              $_____________


               PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of ___________________ ($____________) on June 1, 2009.

               Interest Payment Dates: June 1 and December 1, commencing December 1, 2002.

               Regular Record Dates: May 15 and November 15.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                                       1.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                             PACIFICARE HEALTH SYSTEMS, INC.


                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:


                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:



                    (Trustee's Certificate of Authentication)

This is one of the 10 3/4% Senior Notes due 2009 described in the within-mentioned Indenture.

Date: _______, 2002                          STATE STREET BANK AND TRUST
                                             COMPANY OF CALIFORNIA, N.A.,
                                             as Trustee


                                             By:
                                                --------------------------------
                                                  Authorized Signatory



                                       2.

                             [REVERSE SIDE OF NOTE]

                         PACIFICARE HEALTH SYSTEMS, INC.

                          10 3/4% Senior Note due 2009


1.  Principal and Interest.

               The Company will pay the principal of this Note on June 1, 2009.

               The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above except as provided below.

               Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 2002.

               Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2002; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 1% in excess of the rate otherwise payable.

2.  Method of Payment.

               The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 1 and December 1, commencing December 1, 2002 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after June 1, 2009.

               The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal, premium, if any, and interest by wire transfer to any Holder who has provided the Company with wire transfer instructions. The Company may pay principal, premium, if any, and interest by check to any other Holder. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at



                                       3.

that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

               Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.

               The Company issued the Notes under an Indenture dated as of May 21, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and State Street Bank and Trust Company of California, N.A., trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

               The Notes are general unsecured obligations of the Company.

               The Company's obligations under the Notes are fully and unconditionally guaranteed on an unsecured unsubordinated basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

               The Company may, subject to Article Four of the Indenture and applicable law, issue additional notes under the Indenture.

5.  Optional Redemption.

               The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after June 1, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing June 1 of the years set forth below:

                Year                                 Redemption Price
                --------------------------------     ----------------
                2006............................        105.375%
                2007............................        102.688%
                2008 and thereafter.............        100.000%



                                       4.

               At any time prior to June 1, 2005 the Company may redeem up to 35% of the aggregate principal amount of (a) the Notes and (b) any notes (the "Remaining Old Notes") issued under the Indenture for which the Notes were offered in exchange pursuant to an exchange offer (the "Exchange Offer") registered under the Securities Act that remain outstanding after consummation of the Exchange Offer with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock), at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 110.750% plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date)); provided that (i) at least 65% of the aggregate principal amount of the Notes and the Remaining Old Notes remain outstanding after each such redemption and (ii) notice of such redemption shall be mailed within 60 days of each such sale of Capital Stock.

               At any time on or prior to June 1, 2006, the Notes may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, to, the Redemption Date.

               Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.  Repurchase upon Change of Control.

               Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

               A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.  Denominations; Transfer; Exchange.

               The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.



                                       5.

8.  Persons Deemed Owners.

               A Holder shall be treated as the owner of a Note for all purposes.

9.  Unclaimed Money.

               If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

               If the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

               Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Note Guarantees or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  Restrictive Covenants.

               The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.  Successor Persons.



                                       6.

               When a successor person or other entity assumes all the obligations of its predecessor under the Notes or a Note Guarantee and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

               Any of the following events constitutes an "Event of Default" under the Indenture:

               The following events will be defined as "Events of Default" in the Indenture:

               (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

               (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

               (c) default in the performance or breach of Article Five of the Indenture or the failure by the Company to make or consummate an Offer to Purchase in accordance with Sections 4.11 or 4.12;

               (d) The Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause
        (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

               (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $35 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

               (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $35 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35 million during which a stay of



                                       7.

        enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

               (h) The Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

               (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

               If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with the Company.

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.  No Recourse Against Others.



                                       8.

               No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or any of the Subsidiary Guarantors or of any successor Person shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  Authentication.

               This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.

               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

               The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, California 90630, Attention:
General Counsel.



                                       9.

                                 TRANSFER NOTICE


               FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

___________________________________________________

Please print or typewrite name and address including zip code of assignee


___________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:____________             __________________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



                                      10.

                       OPTION OF HOLDER TO ELECT PURCHASE


               If you wish to have this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the Box below.

                        [ ] Section 4.11          [ ] Section 4.12

               If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount (in principal amount): $____________________.

Date:

Your Signature: ________________________________________________________________

       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                      11.